UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	March 6, 2009
PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

In response to inquiries received by Patrick Industries, Inc. (“Patrick”) following the Chapter 11 bankruptcy filing by Monaco Coach Corporation (“Monaco”), Patrick has issued the following information:

Patrick was sorry to hear Monaco found it necessary to file for bankruptcy protection. Monaco has been, and we hope will continue to be, a valued customer of Patrick.

Patrick has taken appropriate planning steps in anticipation of the difficult times facing our industry. Based upon the payment indicators of Monaco in the fourth quarter of 2008, Patrick created appropriate reserves on its receivables. Consequently, Patrick believes it has adequately protected itself from the ramifications of a Monaco bankruptcy.

Patrick will be working diligently with the unsecured creditors committee and Monaco in the bankruptcy process. Patrick hopes to see Monaco continue to be a valuable part of the industry and to continue its relationship with them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: March 9, 2009

BY	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance
Secretary-Treasurer, and Chief Financial Officer